               ----------------------------------
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                         --------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                         --------------
                      HECLA MINING COMPANY
     (Exact name of registrant as specified in its charter)

                Delaware                     82-0126240
    (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)    Identification Number)

           6500 Mineral Drive                83815-8788
          Coeur d'Alene, Idaho               (Zip Code)
(Address of principal executive offices)

          HECLA MINING COMPANY EXECUTIVE DEFERRAL PLAN
                    (Full title of the Plan)
                    ------------------------
                        Michael B. White
                      Hecla Mining Company
          Vice President - General Counsel & Secretary
                       6500 Mineral Drive
                Coeur d'Alene, Idaho  83815-8788
                         (208) 769-4100
    (Name, address and telephone number of agent for service)

                            Copy to:
                 Wachtell, Lipton, Rosen & Katz
                       51 West 52nd Street
                    New York, New York  10019
                         (212) 403-1000
                 Attention:  David A. Katz, Esq.

                 CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
                     Proposed Maximum   Proposed Minimum   Amount Of            Amount Of
Title Of Securities  Amount To Be       Offering Price     Aggregate            Registration
To Be Registered(1)  Registered (2)     Per Share (3)      Offering Price (3)   Fee
---------------------------------------------------------------------------
Common Stock,
$.25 par value       1,000,000 shares   $3.875             $3,875,000           1,077.25

1. This Registration Statement also pertains to Hecla Mining Company's Preferred Share Purchase Rights (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

2. Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

3. Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the registration fee is based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on December 8, 1998.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS(1)

     ITEM 1.   PLAN INFORMATION.

               ITEM   2.     REGISTRANT  INFORMATION  AND   EMPLOYEE   PLAN
               ANNUAL INFORMATION.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents which have heretofore been filed by Hecla Mining Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof.

     1.   The   Company's  Annual  Report  on  Form  10-K  for   the   year
          ended December 31, 1997.

     2. The information contained in the Company's Proxy Statement, dated March 30, 1998, for the Annual Meeting
          of   Stockholders   held   on   May 8,  1998  (except  for  pages
          8-13).

     3. The description of Common Stock contained in the Company's Registration Statement on Form 8-B, dated May 6, 1983, filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     4.   The    description    of    the   Company's    Preferred    Share
          Purchase   Rights  contained  in   the   Registration   Statement


     ---------------------
     (1) This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

          on  Form  8-A,  dated  May  17,  1996,  filed  under  Section  12
          of   the   Exchange  Act,  including  any  amendment  or   report
          filed for the purpose of updating such description.

     5.   The   Company's   Quarterly  Reports  on  Form   10-Q   for   the
          quarters   ending   March   31,   1998,   June   30,   1998   and
          September 30, 1998.

       All  documents  subsequently  filed  by  the  Company  pursuant   to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the
Company   pursuant  to  Sections  13(a),  13(c),  14  and  15(d)   of   the
Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

       Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this
Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified
or    superseded,    to   constitute   a   part   of   this    Registration
Statement.

     ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

     ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Michael B. White, Vice President - General Counsel and Secretary for the Company, who has rendered an opinion on the legality of the securities being registered, owns Common Stock of the Company and is eligible to participate in the Company's Executive Deferral Plan.

     ITEM 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

        The registrant, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such Law, subject to the procedures and limitations stated therein, to indemnify any persons against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any
threatened,   pending   or  completed  action,  suit   or   proceeding   in
which such person is made a party by reason of such person's being or having been a director or officer of the registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

       Article   IX  of  the  registrant's  Certificate  of  Incorporation,
as   amended   and   Article   VII   of  the   registrant's   By-Laws,   as
amended state:

       "Section 1. LIMITATION OF LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation
Law,   or  (iv)  for  any  transaction  from  which  the  director  derived
any    improper    personal    benefit.    If    the    Delaware    General
Corporation Law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. This paragraph shall not eliminate or limit the liability of a director for any act or omission which occurred prior to the effective date of its adoption. Any repeal or modification of this paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Section 2.  INDEMNIFICATION AND INSURANCE.

     (a) RIGHT TO INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Each person who was or is made a party or is threatened  to  be  made  a  party  to or  is  otherwise  involved  in  any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection
with   a   proceeding  (or  part  thereof)  initiated  by  such  indemnitee
only   if  such  proceeding  (or  part  thereof)  was  authorized  by   the
board    of    directors    of    the   Corporation.     The    right    to
indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer
(and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal
(hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

     (b)    RIGHT   OF  INDEMNITEE  TO  BRING  SUIT.   If  a  claim   under
paragraph (a) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received  by  the  Corporation, except in  the  case  of  a  claim  for  an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount
of   the   claim.   If  successful  in  whole  or  in  part  in  any   such
suit,   or   in   a  suit  brought  by  the  Corporation  to   recover   an
advancement   of  expenses  pursuant  to  the  terms  of  an   undertaking,
the  indemnitee  shall  be  entitled  to  be  paid  also  the  expense   of
prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder
(but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and
(ii)  in  any  suit  by  the  Corporation  to  recover  an  advancement  of
expenses   pursuant  to  the  terms  of  an  undertaking  the   Corporation
shall    be   entitled   to   recover   such   expenses   upon   a    final
adjudication   that,   the   indemnitee  has   not   met   the   applicable
standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board
of   directors,   independent  legal  counsel,   or  its  shareholders)  to
have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of
expenses   pursuant  to  the  terms  of  an  undertaking,  the  burden   of
proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

     (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, By-Law, agreement, vote of shareholders or disinterested directors or otherwise. The
Corporation     is    authorized    to    enter    into    contracts     of
indemnification.

     (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law."

     ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

     ITEM 8.   EXHIBITS.

        EXHIBIT NUMBER      DESCRIPTION OF EXHIBITS

               4            Hecla Mining Company's
                            Executive Deferral Plan

               5            Opinion of Counsel

             23.1           Consent of Independent Public
                            Accountants

             23.2           Consent of Counsel (contained
                            in Exhibit 5)

   ITEM 9.     UNDERTAKINGS.

   (a)    The undersigned registrant hereby undertakes:

          (1)  To   file,   during   any  period   in   which   offers   or
               sales   are   being   made,   a   post-effective   amendment
               to this registration statement:

               (i)    To     include    any    prospectus    required    by
                      Section   10(a)(3)   of   the   Securities   Act   of
                      1933 (the "Securities Act");

               (ii)   To   reflect   in  the  prospectus   any   facts   or
                      events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
                      PROVIDED,        HOWEVER,       that       paragraphs
                      (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3
                      or    Form    S-8,    or   Form    F-3,    and    the
                      information   required   to   be   included   in    a
                      post-effective       amendment        by        those
                      paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
                      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are
                      incorporated      by      reference      in       the
                      registration statement.

          (2)  That,   for   the  purpose  of  determining  any   liability
               under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
     Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to
     Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant
     has   been  advised  that  in  the  opinion  of  the  Securities   and
     Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
     unenforceable.   In  the  event  that  a  claim  for   indemnification
     against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has
reasonable    grounds   to   believe   that   it   meets   all    of    the
requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d'Alene, State of Idaho, on November 11, 1998.

                              HECLA MINING COMPANY


                              By:  /s/  Arthur Brown
                                 --------------------------------
                                 Arthur Brown, Chairman,
                                 President and Chief
                                      Executive Officer

     Pursuant   to  the  requirements  of  the  Securities  Act  of   1933,
this   Registration   Statement   has  been   signed   by   the   following
persons in the capacities indicated on December 11, 1998.


/s/  Arthur Brown                  /s/  Leland O. Erdahl
------------------------------     ------------------------------
Arthur Brown                       Leland O. Erdahl

/s/  John P. Stilwell              /s/  Charles L. McAlpine
------------------------------     ------------------------------
John P. Stilwell                   Charles L. McAlpine
Vice President -                   Director
Chief Financial Officer
(principal financial officer)

/s/  Stanley E. Hilbert            /s/  Jorge E. Ordonez
------------------------------     ------------------------------
Stanley E. Hilbert                 Jorge E. Ordonez
Corporate Controller               Director
(principal accounting officer)

/s/  John E. Clute                 /s/  Ted Crumley
------------------------------     ------------------------------
John E. Clute                      Ted Crumley
Director                           Director

                                   /s/  Thomas J. O'Neil
------------------------------     ------------------------------
Joe Coors Jr.                      Thomas J. O'Neil
Director                           Director

/s/  Paul A. Redmond
------------------------------
Paul A. Redmond
Director

                          EXHIBIT INDEX


           EXHIBIT
            NUMBER                      DOCUMENT DESCRIPTION


              4                         Hecla Mining Company's
                                        Executive Deferral Plan

              5                         Opinion of Counsel

             23.1                       Consent of Independent
                                        Public Accountants